SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): July 13, 1999



                        GOLF COMMUNITIES OF AMERICA, INC.
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             (Exact name of registrant as specified in its charter)



         Utah                          0-21337                 87-0403864
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(State or other jurisdiction    (Commission File No.)     (IRS Employer ID #)
     of incorporation)


           255 South Orange Avenue, Suite 1515, Orlando, Florida 32801
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              (Address and zip code of principal executive offices)



                                  407-245-7557
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                          Registrant's telephone number

Item 3.  Bankruptcy or Receivership

         On July 13, 1999, Golf Communities of America, Inc. (the "Registrant") and its related subsidiaries filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code, in the United States Bankruptcy Court for the Middle District of Florida, Orlando Division, Case No. 99-005878-6B1. The Registrant is managing its business as debtor-in-possession. See the Press Release, dated July 13, 1999, filed as Exhibit 99 hereto and incorporated herein by reference.


                                                    GOLF VENTURES, INC.



                                                     /s/ Warren Stanchina
                                                     ---------------------------
                                                     Warren Stanchina, President


Dated:  July 13, 1999

                                    EXHIBIT A

                        Golf Communities of America, Inc.

                                  Press Release

         On July 13, 1999, Golf Communities of America, Inc. and its related subsidiaries ("GCA") filed for protection under Chapter 11 of the Bankruptcy Code. GCA specializes in the acquisition, development, management, and marketing of golf properties. As of the filing, GCA owns and operates ten (10) real estate/golf development properties and has an approximate 40% financial interest in an eleventh project. The properties are located in Florida, Utah, North Carolina, and Texas.

         Through loans extended in July and September of 1998, GCA became obligated for loans in excess of $100,000,000 from Credit Suisse First Boston ("CSFB") to operate and develop various real property and golf developments. As of February 1999 CSFB, or its agents, withheld funding for the ongoing infrastructure and real property development of GCA's properties. Shortly thereafter, construction at such properties ceased. GCA believes that CSFB's cessation in funding and other actions, or lack thereof, played a significant, if not dominant, factor in GCA's current situation. The company is investigating its options with respect to CSFB. Despite the restriction on funding, GCA has continued to operate its five (5) active golf courses; however, the cessation in funding has had a detrimental effect on all aspects of GCA's business.

         According to the President of GCA, Warren Stanchina, "the decision to file for Chapter 11 was made after long and careful deliberation. The decision is designed to accomplish a meaningful and feasible repayment of GCA's legitimate obligations and to preserve the value of GCA's assets for its shareholders. GCA believes that the alternative to this reorganization is a full scale liquidation of all properties to the detriment of unsecured creditors and equity security holders." GCA will manage its properties as a debtor-in-possession and it hopes to present a viable reorganization and restructure plan by early fall of 1999. GCA will continue to operate its golf courses while seeking a restructure or replacement financing for CSFB. It is GCA's goal to emerge from Chapter 11 as a financially stable and operationally sound organization. Any questions on the above should be directed to R. Scott Shuker, Esq. or Michael G. Williamson, Esq. at 407-481-5800.